UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41845	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 22nd Floor

New York, NY 10022

(212) 393-4540

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2024 Dominari Financial Inc. (“Dominari Financial”), a wholly owned subsidiary of Dominari Holdings Inc., and Heritage Strategies LLC (“HS”) entered into a Limited Liability Company Operating Agreement (the “JV Agreement”) of Dominari Financial Heritage Strategies LLC (“DFHS”). The JV Agreement governs the operation of DFHS, including the distributions to the members of DFHS upon the offer, sale and renewal of various insurance products and services, including life insurance, private placement insurance, group medical plans, qualified plans, business insurance, and family office and estate planning services (the “Joint Venture”). Pursuant to the terms of the JV Agreement, Dominari Financial and HS will be co-managing members (the “Co-Managing Members”), each with fifty percent (50%) ownership interests in DFHS. The Co-Managing Members act by unanimous consent, but acknowledge and agree that Dominari Financial is responsible for managing the day-to-day operations of DFHS while HS shall be responsible for handling administrative work as needed between DFHS and the various insurance companies. Both Co-Managing Members shall share sales responsibilities with respect to DFHS. Revenues from the sale of the various insurance products and services after deducting general and administrative costs will be distributed to the Co-Managing Members as set forth in the JV Agreement.

The Joint Venture shall be dissolved upon the earlier of: (1) the date in which DFHS is terminated or dissolved by operation of law; (2) unless one of the remaining Co-Managing Members agrees to continue the Joint Venture, within ninety days after a specified bankruptcy event, (as more fully described in the JV Agreement); or (3) upon election of either of the Co-Managing Members to cause termination of the Joint Venture.

Each Co-Managing Member shall have a right of first refusal relating to any transfers of membership interests in DFHS along with certain drag-along and tag-along rights, subject to certain conditions.

The JV Agreement contains customary representations, warranties and covenants that each Co-Managing Member made to the other, customary conditions of operations and responsibilities and other obligations of each Co-Managing Member, including certain confidentiality and indemnification obligations. The representations, warranties, and covenants contained in the JV Agreement were made only for the purposes of such agreement, were solely for the benefit of the Co-Managing Members, and may be subject to limitations agreed upon by the Co-Managing Members. The foregoing description of the JV Agreement is qualified by reference to the full text of the agreement, which is filed as exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Limited Liability Company Operating Agreement of Dominari Financial Heritage Strategies LLC by and between Dominari Financial Inc. and Heritage Strategies LLC, dated as of May 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2024	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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